Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2022 RESULTS

Total second quarter sales of $185.0 million with gross margin of 38.1%

Comparable sales decreased 24.9% vs. 25.6% increase in Q2 2021 vs. Q2 2019; 3 year stack of 0.7%

First half 2022 net income of $27.7 million; adjusted EBITDA* of $12.1 million

Expects to close second sale-leaseback transaction for $36 million in September

Company is aggressively lowering expenses to align with the current demand environment

Expects second half operating income to be approximately in line with second half of 2019

SAVANNAH, GA (August 24, 2022) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today reported results for the second quarter ended July 30, 2022.

The Company is reporting select operating results for the second quarter and first half of 2022 relative to the same periods of 2019 due to the unique operating environment resulting from the COVID-19 pandemic and related government stimulus in 2020 and 2021.

Financial Highlights – Second Quarter 2022

●	Total sales of $185.0 million decreased 22.0% vs. Q2 2021 and increased 1.2% vs. Q2 2019; comparable sales decreased 24.9% compared to Q2 2021 lapping a 25.6% increase in Q2 2021 vs Q2 2019; 3 year stack of 0.7%

●	Comparable store transactions vs. prior year sequentially improved 510 bps from Q1 to Q2; conversion remained strong and year-to-date average basket size contracted only 5.4% compared to the same period in the prior year, a period with unprecedented government stimulus assistance

●	Gross margin of 38.1% vs. 40.8% in Q2 2021 and 37.3% in Q2 2019

●	SG&A expense dollars declined 9.2% vs. Q2 2021; SG&A expenses deleveraged 520 bps vs. Q2 2021 to 37.0% of total sales on lower sales base and deleveraged 250 bps vs. Q2 2019

●	Operating loss of $3.3 million compared to operating income of $16.4 million in Q2 2021 and $0.2 million in Q2 2019; EBITDA of $1.9 million compared to $21.4 million in Q2 2021 and $4.8 million in Q2 2019

●	Diluted loss per share of $0.31 vs. diluted earnings per share of $1.36 in Q2 2021 and $0.03 in Q2 2019

●	Quarter-end total dollar inventory increased 25.5% vs Q2 2021 and 7.6% vs Q2 2019. Excluding packaway goods, inventory increased 8.0% compared to Q2 2021 and decreased 4.3% vs. Q2 2019; average in-store inventory decreased 12.7% vs Q2 2019

●	Cash of $27.9 million at the end of the quarter, with no debt and no borrowings under a $75 million credit facility

Financial Highlights – 26 week first half ended July 30, 2022

●	Total sales of $393.2 million decreased 24.8% vs. 2021, increased 1.4% vs. 2019; comparable sales decreased 27.2% compared to 2021 on top of a 30.4% increase in 2021 vs 2019; 3 year stack of 3.2%

●	Gross margin of 38.6% vs. 41.8% in 2021 and 37.4% in 2019

●	Operating income of $36.3 million, or $1.4 million as adjusted* for the gain on the sale of a distribution center, vs. $55.4 million in 2021 and $8.9 million in 2019, or $9.9 million as adjusted*

●	Net income of $27.7 million, or $1.0 million as adjusted*, vs. $43.4 million in 2021 and $8.2 million in 2019, or $9.1 million as adjusted*

●	Adjusted EBITDA* of $12.1 million, vs. $65.1 million in 2021 and vs. $19.6 million in 2019, as adjusted*

●	Diluted EPS of $3.34; adjusted diluted EPS* of $0.12, vs. $4.63 in 2021 and $0.68 in 2019, or $0.76 as adjusted*

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, said, “The first half of 2022 was a challenging period as our customers, particularly those in the lowest income bracket, were under extraordinary pressure from widespread inflation, reducing their visits to stores for discretionary apparel and accessory purchases. It’s difficult to predict when this slower demand cycle will abate, therefore, we have revised our outlook for fiscal 2022 and have made it our number one priority to lower our SG&A expenses to align with a lower sales expectation. In fact, we are taking swift action on approximately $10 million in expense savings for the back half of 2022, or about 7% of total second half SG&A expenses, including a 10% staff reduction. We wish the very best to the associates impacted by this difficult decision and truly appreciate their contributions.”

Mr. Makuen continued, “During the quarter, we continued optimizing our Buy, Move, Sell and Support teams as we remain hyper-focused on driving healthy sales, managing inventories and maximizing margin to improve our operating profit. We are also prudently reducing capital expenditures by approximately $10 million to ensure we have additional liquidity to chase opportunities as they arise. We continue to believe there is significant white space opportunity to grow the Citi Trends brand and have confidence that our neighborhood customers, whom we know to be resilient and loyal, will allow us to return to a position of growth in time.”

Capital Return Program Update

In the second quarter, the Company repurchased approximately 160,000 shares of its common stock at an aggregate cost of $4.7 million. In the first half of fiscal 2022, the Company repurchased approximately 331,000 shares of its common stock at an aggregate cost of $10.0 million. At the end of the second quarter of 2022, $50.0 million remained available under the Company’s share repurchase program.

Sale-Leaseback Update

As previously announced, the Company underwent a comprehensive review of its owned real estate. As a result, the Company has elected to proceed with a sale-leaseback agreement with an affiliate of Oak Street Real Estate Capital, LLC, a division of Blue Owl, for its distribution center located in Roland, Oklahoma. The Company anticipates closing the transaction in September for an expected purchase price of $36 million.

Guidance

The Company is providing the following updated guidance for 2022, which includes the impact of the sale-leaseback of the Roland distribution center:

●	Expects low single digit increase in second half total sales compared to first half total sales; for the full year this represents an 8% to 10% decline from the mid-point of previous guidance of $870 million

●	Expects gross margin to remain in the high 30s to low 40s range for the second half

●	Expects significantly less SG&A expense deleverage in the second half vs. the same period in the prior year as a result of swift expense reduction actions net of incremental lease expense from the sale-leaseback transactions

●	Expects second half operating income to be approximately in line with the second half of 2019

●	Expects year-end cash balance of approximately $85 million to $100 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (212) 231-2900. A replay of the conference call will be available until August 30, 2022, by dialing (402) 977-9140 and entering the passcode, 22019378.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 617 stores located in 33 states. For more information, visit cititrends.com or your local store.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; public health emergencies such as the ongoing COVID-19 pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on the Company's financial condition, business operations and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	July 30, 2022	July 31, 2021	August 3, 2019
Net sales	$185,012	$237,281	$182,830

Cost of sales (exclusive of depreciation shown separately below)	(114,589)	(140,542)	(114,612)
Selling, general and administrative expenses	(68,481)	(75,383)	(62,989)
Depreciation	(5,272)	(4,994)	(4,607)
Asset impairment	—	—	(472)
(Loss) income from operations	(3,330)	16,362	150
Interest income	2	2	414
Interest expense	(78)	(77)	(40)
(Loss) income before income taxes	(3,406)	16,287	524
Income tax benefit (expense)	870	(3,797)	(147)
Net (loss) income	$(2,536)	$12,490	$377

Basic net (loss) income per common share	$(0.31)	$1.37	$0.03
Diluted net (loss) income per common share	$(0.31)	$1.36	$0.03

Weighted average number of shares outstanding
Basic	8,165	9,088	11,882
Diluted	8,165	9,178	11,882

	Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	August 3, 2019
	(unaudited)	(unaudited)	(unaudited)
Net sales	$393,227	$522,662	$387,862

Cost of sales (exclusive of depreciation shown separately below)	(241,600)	(304,333)	(242,850)
Selling, general and administrative expenses	(139,507)	(153,275)	(126,436)
Depreciation	(10,717)	(9,691)	(9,221)
Asset impairment	—	—	(472)
Gain on sale of building	34,920	—	—
Income from operations	36,323	55,363	8,883
Interest income	2	6	793
Interest expense	(154)	(124)	(78)
Income before income taxes	36,171	55,245	9,598
Income tax expense	(8,504)	(11,858)	(1,433)
Net income	$27,667	$43,387	$8,165

Basic net income per common share	$3.34	$4.68	$0.68
Diluted net income per common share	$3.34	$4.63	$0.68

Weighted average number of shares outstanding
Basic	8,284	9,269	11,929
Diluted	8,284	9,374	11,944

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	July 30, 2022	July 31, 2021
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$27,914	$76,751
Short-term investment securities	—	24,603
Inventory	142,101	113,186
Prepaid and other current assets	17,728	19,144
Property and equipment, net	72,450	66,524
Operating lease right of use assets	237,556	190,503
Deferred tax assets	2,538	4,086
Other noncurrent assets	1,252	1,414
Total assets	$501,539	$496,211

Liabilities and Stockholders' Equity:
Accounts payable	$82,956	$99,177
Accrued liabilities	33,797	43,799
Current operating lease liabilities	47,547	47,145
Income tax payable	—	3,642
Other current liabilities	1,205	1,133
Noncurrent operating lease liabilities	200,220	156,592
Other noncurrent liabilities	2,204	2,349
Total liabilities	367,929	353,837

Total stockholders' equity	133,610	142,374
Total liabilities and stockholders' equity	$501,539	$496,211

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted net income, adjusted earnings per diluted share, adjusted operating income, EBITDA and Adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Twenty-Six Weeks Ended July 30, 2022
	As Reported	Adjustment (1)	As Adjusted
Net sales	$393,227	$—	$393,227

Cost of sales (exclusive of depreciation shown separately below)	(241,600)	—	(241,600)
Selling, general and administrative expenses	(139,507)	—	(139,507)
Depreciation	(10,717)	—	(10,717)
Gain on sale of building	34,920	(34,920)	—
Income from operations	36,323	(34,920)	1,403
Interest income	2	—	2
Interest expense	(154)	—	(154)
Income before income taxes	36,171	(34,920)	1,251
Income tax expense	(8,504)	8,210	(294)
Net income	$27,667	$(26,710)	$957

Basic net income per common share	$3.34		$0.12
Diluted net income per common share	$3.34		$0.12

Weighted average number of shares outstanding
Basic	8,284		8,284
Diluted	8,284		8,284

	Twenty-Six Weeks Ended August 3, 2019
	As Reported	Adjustment (2)	As Adjusted
Net sales	$387,862	$—	$387,862

Cost of sales (exclusive of depreciation shown separately below)	(242,850)	—	(242,850)
Selling, general and administrative expenses	(126,436)	1,042	(125,394)
Depreciation	(9,221)	—	(9,221)
Asset impairment	(472)	—	(472)
Income from operations	8,883	1,042	9,925
Interest income	793	—	793
Interest expense	(78)	—	(78)
Income before income taxes	9,598	1,042	10,640
Income tax expense	(1,433)	(156)	(1,589)
Net income	$8,165	$886	$9,051

Basic net income per common share	$0.68		$0.76
Diluted net income per common share	$0.68		$0.76

Weighted average number of shares outstanding
Basic	11,929		11,929
Diluted	11,944		11,944

(1)	Gain on sale of distribution center in Darlington, South Carolina and related tax effects
(2)	Proxy contest expenses and related tax effects

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	July 30, 2022	July 31, 2021	August 3, 2019
Net (loss) income	$(2,536)	$12,490	$377
Interest income	(2)	(2)	(414)
Interest expense	78	77	40
Income tax benefit (expense)	(870)	3,797	147
Depreciation	5,272	4,994	4,607
EBITDA	$1,942	$21,356	$4,757
Asset impairment	—	—	472
Adjusted EBITDA	$1,942	$21,356	$5,229

	Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	August 3, 2019
Net income	$27,667	$43,387	$8,165
Interest income	(2)	(6)	(793)
Interest expense	154	124	78
Income tax expense	8,504	11,858	1,433
Depreciation	10,717	9,691	9,221
EBITDA	$47,040	$65,054	$18,104
Gain on sale of building	(34,920)	—	—
Asset impairment	—	—	472
Proxy contest expenses	—	—	1,042
Adjusted EBITDA	$12,120	$65,054	$19,618